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                                  [LETTERHEAD]

                                   May 1, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C.  20549

     Re:  Affinity Group Holding, Inc.
          Form S-4 Registration Statement (the "Registration Statement") in connection with the Exchange Offer for its 11% Senior Notes due 2007 in the original principal of $130 Million

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering up to $130,000,000 principal amount of 11% Senior Notes due 2007 (the "Notes") to be issued by Affinity Group Holdings, Inc.

     We have acted as counsel to the Company and, as such, have examined the Company's Certificate of Incorporation (including amendments thereto), Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of Notes pursuant to the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2.   The Company has corporate authority to issue the Notes.

     3. The Notes proposed to be issued pursuant to the Registration Statement will, when issued, be duly and validly issued.

     We hereby consent to the reference to our firm in the Registration
Statement.

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May 1, 1997
Page 18



                                        Sincerely,

                                        KAPLAN, STRANGIS AND KAPLAN, P.A.



                                        By /s/Bruce J. Parker
                                           -----------------------------
                                           Bruce J. Parker